EX-99.B-77I

WADDELL & REED ADVISORS SELECT FUNDS, INC.


SUB-ITEM 77I:	Terms of new or amended securities

Waddell & Reed Advisors Energy Fund

Prospectus offering shares of Waddell & Reed Advisors Energy Fund, a new series of the Registrant, was filed with the Securities and Exchange Commission by EDGAR on January 4, 2006 in Post-Effective Amendment No. 10 to the Registration Statement on Form N1-A, and is incorporated by reference herein.